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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Registration Statement on Form S-3 of Acxiom Corporation of our report dated November 1, 1996, relating to the consolidated statements of operations, of stockholders' equity and of cash flows of May & Speh, Inc. for the year ended September 30, 1996 (not presented separately herein). We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
June 18, 1999